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                                                                    EXHIBIT 99.1


                                         For additional information, contact
                                         James J. Byrnes, President & CEO
                                                         (607) 273-3210

FOR IMMEDIATE RELEASE

May 15, 1997


     Tompkins County Trustco, Inc. (TMP - American Stock Exchange) announced today the repurchase of 80,000 shares of the Company's Common Stock in a privately negotiated transaction from certain trust accounts administered by the Company's Trust and Investment Services Department. The repurchase was completed on May 14, 1997, at the then current market price of $33.375. The shares will be retired and the outstanding shares of the Company's Common Stock will be reduced to 3,236,230 shares.